UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

50 Main Street White Plains, New York		10606
(Address of principal executive offices)		(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)           In connection with the preparation of its Annual Report on Form 10-K for the year ended December 31, 2007 (the
“Form 10-K”) and the year-end closing process, Bunge Limited (“Bunge”) determined that there were certain errors in its previously issued unaudited quarterly condensed consolidated financial statements for the first, second and third quarters of 2007.  Additionally, Bunge determined that there were certain errors in certain information included in its press release containing its preliminary results for 2007, issued on February 7, 2008.

The errors, which resulted in an overstatement of net sales and costs of goods sold, have no effect on Bunge’s previously reported volumes, gross profit, segment operating profit, net income or earnings per share or on Bunge’s balance sheets or statements of cash flows for the affected periods.

Bunge will correct the errors in each of the above-referenced periods in Note 26 – Quarterly Information (Unaudited) in its consolidated financial statements for the year ended December 31, 2007 included in the Form 10-K, which Bunge intends to file on March 3, 2008.  Bunge will also reflect the restated amounts in its 2008 Form 10-Q filings.

The corrections resulted from Bunge’s review of its accounting for, and financial statement presentation of, certain transactions primarily in its agribusiness segment.  As a result of this review, certain net sales and cost of goods sold amounts relating to sales among Bunge’s subsidiaries were identified as incorrectly included in Bunge’s net sales and cost of goods sold reported in its consolidated financial statements rather than being eliminated in the consolidation process.  Management believes that these errors in the transfer of information from the general ledgers of Bunge’s subsidiaries to Bunge’s consolidated reporting system were primarily the result of systems changes made during 2007.  Additionally, Bunge’s management concluded that certain transactions related to Bunge’s trade structured finance activities that had been recorded on a gross basis in net sales and costs of goods sold should have been recorded on a net basis.

The corrections described above are set forth in the following table on a condensed consolidated basis for the periods presented:

Net Sales (dollars in millions)	As Reported	As Corrected

Three months ended March 31, 2007	$8,189	$7,343

Three months ended June 30, 2007	$9,915	$8,298

Three months ended September 30, 2007	$12,676	$9,729

Year ended December 31, 2007	$44,804	$37,842

Costs of Goods Sold (dollars in millions)	As Reported	As Corrected

Three months ended March 31, 2007	$7,889	$7,043

Three months ended June 30, 2007	$9,383	$7,766

Three months ended September 30, 2007	$11,769	$8,822

Year ended December 31, 2007	$42,289	$35,327

Bunge has also reviewed and conducted reconciliations for 2005 and 2006 of sales accounts in subsidiary general ledger systems with Bunge’s consolidation and financial reporting system.  Additionally, Bunge has reviewed trade structured finance transactions for 2005 and 2006 to assure appropriate accounting treatment and financial statement presentation.  As a result of these reviews, management has determined that the effect in 2006 and 2005 was immaterial.

Based on the above, and after consultation with the Audit Committee of its Board of Directors, Bunge concluded on February 28, 2008, that its consolidated financial statements for the first, second and third quarters of 2007, as presented in Bunge’s Quarterly Reports on Form 10-Q for such periods previously filed with the SEC, should no longer be relied upon as a result of the corrections outlined above.

Bunge has evaluated the circumstances surrounding these corrections and has determined that the identified causes of the corrections represent two material weaknesses in its internal control over financial reporting.  Bunge is taking actions to remediate these weaknesses.  Bunge’s 2007 Form 10-K will, in “Item 9A. Controls and Procedures,” include an evaluation by Bunge of its disclosure controls and procedures and a discussion of the material weaknesses and remediation procedures.

Management and the Audit Committee of the Board of Directors have discussed these matters with Bunge’s independent registered public accounting firm, Deloitte & Touche LLP.

Cautionary Statement Concerning Forward-Looking Statements

This report contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue” and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally.  The forward-looking statements included in this report are made only as of the date of this report, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2008

BUNGE LIMITED

By:	/s/ JACQUALYN A. FOUSE
	Name:	Jacqualyn A. Fouse
	Title:	Chief Financial Officer